RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of June, 2006 (the “Effective Date”), by and among THORNBURG MORTGAGE HOME LOANS, INC., a Delaware corporation (“Thornburg” or the “Seller”), COUNTRYWIDE HOME LOANS SERVICING LP, as servicer (the “Servicer”), LASALLE BANK NATIONAL ASSOCIATION, as Trustee under the Pooling and Servicing Agreement defined below (the “Trustee”), on behalf of the Trust defined below and acknowledged by WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”), recites and provides as follows:

RECITALS

WHEREAS, certain mortgage loans identified on Schedule I hereto (the “Mortgage Loans”) were purchased by the Seller from Greenwich Capital Financial Products, Inc. (“Greenwich”) pursuant to an Assignment, Assumption and Recognition Agreement dated as of June 23, 2006 by and among Countrywide Home Loans, Inc. (“Countrywide”), Greenwich and Seller; a copy of which is attached as Exhibit B hereto;

WHEREAS, the Mortgage Loans are currently being serviced by the Servicer, as assignee to Countrywide, pursuant to a Master Mortgage Loan Purchase and Servicing Agreement between the Greenwich and Countrywide, as seller, dated as of April 1, 2003 as amended by the Amendment Number One dated as of November 1, 2004 by and between Greenwich and Countrywide and by the Amendment  Reg AB dated as of December 1, 2005 by and between Greenwich and Countrywide (the “Reg AB Amendment” and, collectively, the “Purchase and Servicing Agreement”), a which is attached as Exhibit C hereto;

WHEREAS, the Seller shall convey such Mortgage Loans to Greenwich Capital Acceptance, Inc. (“GCA”), which in turn has conveyed the Mortgage Loans to Zuni Mortgage Loan Trust 2006-OA1 (the “Trust”) on the Effective Date, pursuant to a trust pooling and servicing agreement dated as of June 1, 2006 (the “Pooling and Servicing Agreement”), among the Trustee, the Master Servicer, GCA, as seller (referred to herein as the “Depositor”), Wilmington Trust Company, as Delaware trustee, Wells Fargo Bank, N.A., as securities administrator and Thornburg.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances as set forth herein, to terminate the rights and obligations of the Servicer upon the occurrence and continuance of an Event of Default by the Servicer under this Agreement;

WHEREAS, the Seller and the Servicer desire that the provisions of the Purchase and Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a “Reconstitution Agreement” as defined under the Purchase and Servicing Agreement which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Pooling and Servicing Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto, shall have the meanings ascribed to such terms in the Purchase and Servicing Agreement, unless otherwise modified herein.

2.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Section 11.17 of the Purchase and Servicing Agreement, the remittance on July 18, 2006 to the Trust is to include principal due after June 1, 2006 (the “Trust Cut-off Date”) plus interest at the Mortgage Loan Remittance Rate due on the related Due Date exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date.

3.

Assignment and Assumption.  From and after the Effective Date, the Trust agrees to be bound as “Purchaser” by all of the terms, covenant, obligations and conditions under the Purchase and Servicing Agreement, as modified herein, with respect to the Mortgage Loans other than with respect to any terms, covenants, obligations or conditions applicable to the “Purchaser” that arose prior to the Effective Date.

4.

Servicing.  The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Purchase and Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Purchase and Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.  The servicing fee for each Mortgage Loan is as set forth on the Mortgage Loan Schedule attached as Schedule I hereto.

5.

Master Servicing; Reports and Assessments; Termination of Servicer.  The Servicer shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee, which is acting on behalf of the Trust, the owner of the Mortgage Loans, shall have the same rights as the Purchaser under the Purchase and Servicing Agreement to enforce the obligations of the Servicer under the Purchase and Servicing Agreement.  A copy of all assessments, attestations, reports and certifications required to be delivered by the Servicer under this Agreement and the Purchase and Servicing Agreement shall be delivered to the Master Servicer, and where such documents are required to be addressed to any party other than the Servicer, such addressee(s) shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon an Event of Default, as provided in Section 14.01 of the Purchase and Servicing Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under the Purchase and Servicing Agreement; it being understood that the Trust shall remain primarily liable for all obligations of “Purchaser” pursuant to the Purchase and Servicing Agreement and this Agreement as of the Effective Date.  The parties to the Pooling and Servicing Agreement agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Pooling and Servicing Agreement.  All parties herein acknowledge and agree that the Servicer shall not be obligated to defend and indemnify and hold harmless the Master Servicer, the Trustee, the Trust and the Seller against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Master Servicer or Trustee, as applicable, or (ii) the failure of the Trust’s designee to perform the obligations of the Purchaser with respect to the Purchase and Servicing Agreement and this Agreement.

6.

Representations.

(a)

The Trust warrants and represents to, and covenants with, the Seller and the Servicer that as of the date hereof;

(i)

The Trust is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the Trust has all requisite power and authority to acquire and own the Mortgage Loans;

(ii)

The Trust has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Trust’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Trust’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Trust is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Trust or its property is subject.  The execution, delivery and performance by the Trust of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Trust.  This Agreement has been duly executed and delivered by the Trust and, upon the due authorization, execution and delivery by the Trustee on behalf of the Trust, will constitute the valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(iii)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Trust in connection with the execution, delivery or performance by the Trust of this Agreement, or the consummation by it of the transactions contemplated hereby.

(b)

Countrywide shall not be obligated or required to make any further representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Pooling and Servicing Agreement and issuance of the Certificates pursuant thereto.  Notwithstanding anything to the contrary, the representations set forth in Section 7.02 of the Purchase and Servicing Agreement shall remain in full force and effect.  Further, the representations made in Section 7.01 of the Purchase and Servicing Agreement shall be deemed to be made as of the date of this Agreement.

7.

Indemnification.  The Trust shall indemnify the Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable  and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to (a) actions or inactions of the Servicer which were taken or omitted upon the instruction or direction of the Trustee or Master Servicer, as applicable, or (b) the failure of the Trustee or the Master Servicer, as applicable, to perform the Trust’s or Trustee’s obligations under the Purchase and Servicing Agreement and this Agreement.

8.

Notices.  All notices, consents, certificates and other communications required to be delivered between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trust, the Trustee or the Master Servicer, on behalf of the Trustee, shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.  All notices and other written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Wells Fargo Bank, N.A
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Master Servicing Department, Zuni 2006-OA1
Telephone: (410) 884-2000
Telecopier: (410) 715-2380

All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A
San Francisco, CA
ABA# 121-000-248
Account Name: SAS Clearing
Account No. 3970771416
FFC:  50927300; Zuni 2006-OA1

All notices and other written information required to be delivered to the Trust or Trustee hereunder shall be delivered to the Trustee at the following address:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1635
Chicago, IL 60603
Attention:  Zuni 2006-OA1
Telephone: (312) 992-1743
Facsimile: (312) 904-1368

All notices and other written information required to be delivered to the Seller hereunder shall be delivered to it at the following address:

Thornburg Mortgage Home Loans, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico  87501
Attention: Deborah Burns (Zuni 2006-OA1)
Telephone: (505) 954-5315
Facsimile:  (505) 989-8156

All notices and written information required to be delivered to the Servicer hereunder shall be delivered to the Servicer at the following address:

Countrywide Home Loans Servicing LP
450 CountrywideWay,
Simi Valley, California 93065
Attention:  John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

With copy to:

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California  91302
Attention: Darren Bigby

With copy to: General Counsel

9.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES EXCEPT FOR SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WHICH SHALL APPLY HERETO.

10.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11.

Reconstitution.  The Seller and the Servicer agree that this Agreement is a “Reconstitution Agreement” as defined in the Purchase and Servicing Agreement.

12.

REMIC Status.  The Servicer is hereby notified, and the Servicer hereby acknowledges such notice, that the Mortgage Loans will be held in a securitization pursuant to which a REMIC election will be made.

13.

Limitation of Liability:  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Trustee, not individually or personally but solely as the Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trustee are made and intended not as personal representations, undertakings and agreements by Trustee but are made and intended for the purpose of binding only the Trust and the Trust is bound to such representations, warranties, covenants, undertakings and agreements, (c) nothing herein contained shall be construed as creating any liability on Trustee, individually or personally, to perform any covenant either expressly or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any person claiming by, through or under such parties and (d) under no circumstances shall Trustee be personally liable for payment of any indemnity, indebtedness, fees or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by or on behalf of the Trust under this Agreement; provided, however, it is understood and acknowledged by the Trustee and the Trust that the Trust shall remain primarily liable for all obligations, representations, warranties, covenants, undertakings and agreements of “Purchaser” set forth in the Purchase and Servicing Agreement and this Agreement.

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Executed as of the day and year first above written.

THORNBURG MORTGAGE HOME LOANS, INC.,
as Seller

By:   /s/ Deborah J. Burns

Deborah J. Burns

Senior Vice President

COUNTRYWIDE HOME LOANS SERVICING LP,

as Servicer

by COUNTRYWIDE GP, INC., its general partner

By:  /s/Monica Brudenell

Monica Brudenell

First Vice President

LASALLE BANK NATIONAL ASSOCIATION,

not individually but solely as Trustee on behalf of Zuni Mortgage Loan Trust 2006-OA1 – The Trust

By:  /s/ Rita Lopez

Name: Rita Lopez

Title: Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.,

as Master Servicer

By:  /s/ Peter J. Masterman

Name: Peter J. Masterman

Title: Vice President

EXHIBIT A

Modifications to the Purchase and Servicing Agreement

1.

The provisions of the Purchase and Servicing Agreement shall be applicable to the Mortgage Loans, except as modified herein.

2.

The definition of “Business Day” in Section 1 is hereby amended as follows:

Business Day:  Any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of California, Delaware, New York, Maryland, Minnesota, Illinois, Texas or Iowa are authorized or obligated by law or executive order to be closed.

3.

The definition of “Custodial Account” in Section 1 is hereby amended as follows:

Custodial Account:  The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Countrywide Home Loans Servicing LP, as Servicer, in trust for the Trustee on behalf of Zuni Mortgage Loan Trust 2006-OA1.”

4.

The definition of “Escrow Account” in Section 1 is hereby amended as follows:

Escrow Account:  The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Countrywide Home Loans Servicing LP, as Servicer, in trust for the Trustee on behalf of Zuni Mortgage Loan Trust 2006-OA1.

5.

The definition of “Qualified Substitute Mortgage Loan” in Section 1 is hereby deleted in its entirety and replaced with the following definition:

A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate of not less than the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next adjustment date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a loan-to-collateral value ratio as of the date of substitution equal to or lower than Loan-to-Value Ratio and the loan-to-collateral value ratio, respectively, of the Deleted Mortgage Loan as of such date, (xi) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Subsection 7.02 applicable to the Deleted Mortgage Loan.  In the even that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio and loan-to-collateral value ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

6.

Section 11.01 of Exhibit 9 (Seller to Act as Servicer) is hereby amended by adding the following covenants:

The Seller covenants that the delinquency history of the Mortgage Loans (such history shall be only for the 12 months prior to June 28, 2006) provided by the Seller to the Purchaser is true and correct in all material respects.

In the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Seller agrees not to waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) such Mortgage Loan is in default or the Seller believes that such a default is imminent, and the Seller determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.

7.

Section 11.03 of Exhibit 9 (Realization Upon Defaulted Mortgage Loans) is hereby amended by:

(i)

deleting the second paragraph.

8.

Section 11.05 of Exhibit 9 (Permitted Withdrawals From the Custodial Account) is hereby amended by:

(i)

deleting clause (xiii) and replacing it with the following:

(xiii)

to reimburse itself for each unreimbursed Monthly Advance provided, that with respect to any Mortgage Loan, Seller’s right to reimbursement shall be limited to the funds collected by Seller from the related Mortgagor or any other Person, including, but not limited to, Liquidation Proceeds and Condemnation Proceeds, and with respect to REO Property, funds received as rental or similar income.  Seller’s right to reimbursement set forth in the preceding sentence shall be prior to the rights of the Trust; provided however, that in the event that Seller determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds with respect to such Mortgage Loan, Seller may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that Seller’s right thereto shall be prior to the rights of the Trust;

(ii)

deleting clause (xviii).

9.

Section 11.13 of Exhibit 9 (Title, Management and Disposition of REO Property) is hereby amended by:

(i)

deleting the first paragraph and replacing it with the following:

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust.

(ii)

adding the following paragraph as the second paragraph of  this section:

Notwithstanding anything to the contrary contained in this Section 11.13, in the event Seller has actual notice of, or has actual knowledge that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Servicer shall not, on behalf of the Trustee and Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust or Trustee would be considered to hold title to, to be a “mortgagee-in-possession of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that it would be in the best economic interest of the Trust to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust to take such actions with respect to the affected Mortgaged Property.

Upon completion of the audit, Seller shall provide the Trustee and the Master Servicer with a copy of such audit.  In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, unless otherwise consented to by the Trustee on behalf of the Trust.  In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure.  The cost of the environmental audit report contemplated by this Section 4.13 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Purchase and Servicing Agreement.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust; provided, however, that the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit repot, together with the Servicing Advances and Monthly Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account or Escrow Account as provided in the Purchase and Servicing Agreement.

(iii)

by adding the following sentence to the end of the third paragraph (after giving effect to Section 8(ii) above):

Notwithstanding anything contained in this Agreement to the contrary, upon written notice to Seller, the Purchaser may elect to assume the management and control of any REO Property; provided, however, that prior to giving effect to such election, the Purchaser shall reimburse Seller for all previously unreimbursed or unpaid Monthly Advances, Servicing Advances, Termination Fees and Servicing Fees related to such REO Property.

(iv)

by replacing the fifth paragraph of this section with the following:

Seller shall use reasonable efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, or (b) Seller determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and Seller, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an opinion of counsel that the REMIC status is not affected if Seller has not disposed of the REO Property within such three (3) year period.  If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, Seller shall report monthly to the Master Servicer as to the progress being made in selling such REO Property.

(v)

adding “provided that if the price is less than ninety-five (95%) of the outstanding principal of such Mortgage Loan, Seller must obtain the Purchaser’s prior written consent” to the end of the first sentence of the penultimate paragraph.

10.

Section 11.18 of Exhibit 9 (Statements to the Purchaser) is hereby amended:

(i)

by deleting the words “each Remittance Date” and replacing them with the words “tenth (10th) day of each month” in the first line of the first paragraph.

(ii)

by adding the following paragraph at the end of the first paragraph:

Seller agrees to include in its monthly report the information required by Exhibit D hereto in a format reasonably acceptable to the Master Servicer and Seller; provided that Seller will not be required to provide information regarding prepayment penalties to the extent such prepayments penalties are retained by Seller.

11.

Subpart (iii) of the first paragraph of Subsection 15.01 (Termination) and the second paragraph of Subsection15.01is hereby deleted in its entirety.

12.

New Subsection 15.03 (Termination of Rights and Obligations) is hereby added to read as follows:

All rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust pursuant to the Pooling and Servicing Agreement.

13.

Section 2(c) of the Amendment Reg AB is hereby amended by deleting subparts (iv) and (vi) in their entirety and replacing them with the following:

(iv)

For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (and shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement, (3) any Event of Default under the terms of the Agreement or the Reconstitution Agreement to the extent not known by such Purchaser, Master Servicer or Depositor, and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

(vi)

Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):  (A) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB; (B) material breaches of  Mortgage Loan representations or warranties or transaction covenants under this Agreement (Item 1121(a)(12) of Regulation AB); and (C) information regarding any  Mortgage Loan changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

14.

Section 2(c) of Amendment Reg AB is hereby amended by adding the following subparts:

(vii)

If reasonably requested by the Purchaser or the Master Servicer, the Company shall provide to the Purchaser or the Master Servicer, evidence of the authorization of the person signing any certificate or statement provided pursuant to Section 2(d) and 2(e) of Amendment Reg AB.

(viii)

The Company shall provide to the Purchaser, Master Servicer and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship.  For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or Master Servicer, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

(ix)

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if requested by the Purchaser or any Depositor, the Company shall provide such information which is reasonably available regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

15.

Sections 2(d) and 2(e) of the Amendment Reg AB are hereby amended by deleting such sections in their entirety and replacing them with the following:

(d)

Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, any Depositor and any Master Servicer a statement of compliance addressed to the Purchaser, any Depositor and any Master Servicer and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)

Report on Assessment of Compliance and Attestation.

(i)

On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A)

deliver to the Purchaser, Master Servicer and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement (wherein “Investor” shall be deemed to mean the Master Servicer on behalf of the trust);

(B)

deliver to the Purchaser, any Depositor and any Master Servicer a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)

cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser,any Depositor and any Master Servicer an assessment of compliance and accountants’ attestation as and when provided in paragraphs (A) and (B) of this Section 2(e); and

(D)

deliver, and cause each Participating Entity to deliver, to the Purchaser, any Depositor, any Master Servicer or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification signed by the appropriate officer of the Company in the form attached hereto as Exhibit A; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii)

Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit B hereto (wherein “Investor” shall mean the Master Servicer) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

16.

Section 2(f)(ii) of Amendment Reg AB is hereby amended by adding the words “and certification” after the word “attestation” in the last sentence of the second paragraph of such section.

17.

Section 2(g)(i) of Amendment Reg AB is hereby amended by adding the following subpart:

(iv)

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities uncured by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

18.

Section 2(g) of Amendment Reg AB is hereby amended by adding the following subpart:

(v)

The indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

19.

Exhibit B of Amendment Reg AB is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

EXHIBIT 1

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT B

Assignment, Assumption and Recognition Agreement

EXHIBIT C

Purchase and Servicing Agreement

EXHIBIT D

Reporting Formats

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency
Name	Type	Size
Servicer Loan #	Number (Double)	8
Investor Loan #	Number (Double)	8
Borrower Name	Text	20
Address	Text	30
State	Text	2
Due Date	Date/Time	8
Action Code	Text	2
FC Received	Date/Time	8
File Referred to Atty	Date/Time	8
NOD	Date/Time	8
Complaint Filed	Date/Time	8
Sale Published	Date/Time	8
Target Sale Date	Date/Time	8
Actual Sale Date	Date/Time	8
Loss Mit Approval Date	Date/Time	8
Loss Mit Type	Text	5
Loss Mit Estimated Completion Date	Date/Time	8
Loss Mit Actual Completion Date	Date/Time	8
Loss Mit Broken Plan Date	Date/Time	8
BK Chapter	Text	6
BK Filed Date	Date/Time	8
Post Petition Due	Date/Time	8
Motion for Relief	Date/Time	8
Lift of Stay	Date/Time	8
RFD	Text	10
Occupant Code	Text	10
Eviction Start Date	Date/Time	8
Eviction Completed Date	Date/Time	8
List Price	Currency	8
List Date	Date/Time	8
Accepted Offer Price	Currency	8
Accepted Offer Date	Date/Time	8
Estimated REO Closing Date	Date/Time	8
Actual REO Sale Date	Date/Time	8

▪

Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions

15-Bankruptcy/Litigation

20-Referred for Deed-in-Lieu

30-Referred fore Foreclosure

60-Payoff

65-Repurchase

70-REO-Held for Sale

71-Third Party Sale/Condemnation

72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted. and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

ASUM- Approved Assumption

BAP- Borrower Assistance Program

CO-

Charge Off

DIL-

Deed-in-Lieu

FFA- Formal Forbearance Agreement

MOD- Loan Modification

PRE-

Pre-Sale

SS-

Short Sale

MISC- Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property. The acceptable codes are:

Mortgagor

Tenant

Unknown

Vacant

Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

REALIZED LOSS CALCULATION INFORMATION WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.

The actual Unpaid Principal Balance of the Mortgage Loan.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.

Complete as necessary.  All line entries must be supported by copies of appropriate statements,

vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.

The total of lines 1 through 9.

Credits

11-17.

Complete as necessary.  All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc.  to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.

The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.

The total derived from subtracting line 18 from 10.  If the amount represents a realized gain, show the amount in parenthesis (  ).

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust:  ___________________________

Prepared by: __________________ Date: _______________

Phone: ______________________

Servicer Loan No.

Servicer Name

Servicer Address

WELLS FARGO BANK, N.A.
Loan No._____________________________
Borrower’s Name:________________________________________________________
Property
Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan	$ _______________(1)
Interest accrued at Net Rate	________________(2)
Attorney’s Fees	________________(3)
Taxes	________________(4)
Property Maintenance	________________(5)
MI/Hazard Insurance Premiums	________________(6)
Hazard Loss Expenses	________________(7)
Accrued Servicing Fees	________________(8)
Other (itemize)	________________(9)
$ _________________

Total Expenses	$ ______________(10)
Credits:
Escrow Balance	$ ______________(11)
HIP Refund	________________(12)
Rental Receipts	________________(13)
Hazard Loss Proceeds	________________(14)
Primary Mortgage Insurance Proceeds	________________(15)
Proceeds from Sale of Acquired Property	________________(16)
Other (itemize)	________________(17)
___________________
___________________
Total Credits	$________________(18)

Total Realized Loss (or Amount of Gain)  $________________

SCHEDULE I

Mortgage Loan Schedule

(delivered to the Trustee in electronic format)

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Purchaser

and

COUNTRYWIDE HOME LOANS, INC.,

Seller and Servicer

Dated as of April 1, 2003

Conventional Residential Fixed and Adjustable Rate

Mortgage Loans

The following are excerpts of the relevant servicing provisions from the:

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of April 1, 2003, by and between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Purchaser") and Countrywide Home Loans, Inc., having an office at 4500 Park Granada, Calabasas, California  91302 (the "Seller").

SECTION 1. Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan:  A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Agreement:  This Master Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the States of California or New York, or the state in which the Seller's servicing operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date:  The date this Agreement is executed and delivered and the date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Custodial Account:  The separate account or accounts created and maintained pursuant to this Agreement, which shall be entitled "Countrywide Home Loans, Inc. in trust for the Purchaser".

Custodial Agreement:  The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit 6.

Custodian:  The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date:  The first day of the month in which the related Closing Date occurs or such other date as agreed to by the Purchaser and the Seller.

Determination Date:  The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Eligible Account:  An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are fully insured by the FDIC, or (iii) maintained with an affiliate of the Seller that satisfies the requirements set forth in either clause (i) or (ii) of this definition.  Eligible Accounts may bear interest

Escrow Account:  The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors".

Event of Default:  Any one of the conditions or circumstances enumerated in Section 14.01.

Fair Market Value:  With respect to any Mortgage Loan, the market value of the related Mortgaged Property as mutually agreed upon by the Seller and the Purchaser.  In the event the Seller and the Purchaser disagree as to such Fair Market Value, the Seller shall have the option to select an appraiser from a list of three independent appraisers selected by the Purchaser, each of whom meets the minimum FNMA or FHLMC requisite qualifications for appraisers.  Such appraiser shall determine the Fair Market Value of the Mortgaged Property in accordance with the then current guidelines for the Seller's "full documentation program".  Such appraisal shall be in a form acceptable to FNMA or FHLMC and shall be conclusive for the purposes of determining the Fair Market Value of the Mortgaged Property.  The fee for such appraisal shall be paid by the Seller, except in the event such fee is incurred in connection with calculating the Termination Fee in which case the Purchaser shall pay the fee for such appraisal.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

FNMA:  Fannie Mae or any successor thereto.

HUD:  The Department of Housing and Urban Development or any federal agency or office thereof which may from time to time succeed to the functions thereof.

Index: With respect to any Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Adjustment Date:  With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Late Collections:  With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds:  Amounts, other than Primary Mortgage Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by the Seller in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 11.13.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance:  The aggregate of the advances made by the Seller on any Remittance Date pursuant to Section 11.19.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in the state of Hawaii, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement which Mortgage File may be maintained by the Seller on microfilm (provided that (i) the Seller shall notify the Purchaser in writing two (2) Business Days before any original items in the Mortgage File are to be destroyed and the Seller shall deliver said original items to the Purchaser upon the Purchaser's request and (ii) following the destruction of said originals, the Seller shall deliver a copy of said microfilm to the Purchaser upon the Purchaser's request).

Mortgage Interest Rate:  The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance premium and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap of the related Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Section 2 of the Custodial Agreement pertaining to any Mortgage Loan.

Mortgage Loan Package:  The pool of Mortgage Loans sold to the Purchaser on the related Closing Date.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property (or leasehold estate, if applicable, in the case of a Mortgage Loan in the state of Hawaii) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Other Insurance Proceeds:  Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the Primary Mortgage Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Seller would follow in servicing mortgage loans held for its own account.

Payment Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment pursuant to the related Mortgage Note becomes effective.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Seller as "servicer" thereunder.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Primary Mortgage Insurance Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer which conforms in all respects to the description set forth in Subsection 7.02 (xxxi) herein.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  As to any Remittance Date, the calendar month preceding the month of distribution.

Purchaser:  Greenwich Capital Financial Products, Inc. or its successor in interest or any successor to or assignee of the Purchaser under this Agreement as herein provided.

Reconstitution Agreements:  The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 12.  Such agreement or agreements shall prescribe the rights and obligations of the Seller in servicing the related Mortgage Loans.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.  On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Seller shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Section 12 hereof.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code.

Remittance Date:  The eighteenth (18th) day of any month, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition:  The final sale by the Seller of any REO Property.

REO Property:  A Mortgaged Property acquired by the Seller on behalf of the Purchaser as described in Section 11.13 of the Servicing Addendum attached as Exhibit 9.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Seller:  Countrywide Home Loans, Inc., or any successor to or assignee of the Seller under this Agreement as provided herein.

Servicing Addendum:  The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by Seller during the period commencing on the related Closing Date and ending on the date the Seller enters into a Reconstitution Agreement.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under this Agreement.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Seller, or as otherwise provided under Section 11 hereof.  With respect to REO Property, the Servicing Fee shall be payable to the Seller through REO Disposition in accordance with Section 11.13 of the Servicing Addendum which Servicing Fee shall be based upon the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure as reduced by any income or proceeds received by Purchaser in respect of such REO Property and applied to reduce the outstanding principal balance of the foreclosed Mortgage Loan.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Seller consisting of (a) originals of all documents in the Mortgage File other than those delivered to Purchaser or copies of such documents maintained on microfilm (provided that (i) the Seller shall notify the Purchaser in writing two (2) Business Days before any original items in the Servicing File are to be destroyed and the Seller shall deliver said originals to the Purchaser upon the Purchaser's request and (ii) following the destruction of said originals, the Seller shall deliver a copy of said microfilm to the Purchaser upon the Purchaser's request) which are not delivered to the Purchaser or the Custodian and (b) copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

Servicing Officer:  Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  With respect to each Mortgage Loan as of the date of such determination:  (i) the unpaid principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, and without giving effect to payments received on or before such date in respect of payments due after such date for application on the scheduled Due Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Termination Fee:  The amount paid to the Seller by the Purchaser in the event of the Seller's termination without cause, as servicer.  Such fee shall equal the sum of (i) the greater of (A) two and one-half percent (2½%) of the aggregate outstanding principal amount of the Mortgage Loans, or (B) the fair market value of the servicing rights, each as of the termination date, plus (ii) all reasonable costs and expenses incurred by the Seller in managing the transfer of the servicing, plus (iii) in the case of REO Property, the greater of (Y) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (Z) the Fair Market Value of the REO Property at the time of termination.

Underwriting Guidelines:  As defined in the respective Purchase Price and Terms Letter.

Updated Loan-to-Value Ratio:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the Value of the related Mortgaged Property as determined by the appraisal made for the originator at the time of origination of the Mortgage Loan or in the event that an appraisal was made since the origination of the Mortgage Loan then the latest appraisal of the Mortgaged Property.  Such appraisal shall (i) be in a form acceptable to FNMA and FHLMC and (ii) meet the then current guidelines for the Company's so called "full documentation" program.

Whole Loan Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Seller as "servicer" thereunder.

SECTION 11.  Seller's Servicing Obligations.

The Seller, as servicer, shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in Exhibit 9 which sections are hereby incorporated in this Agreement in their entirety as if the same were contained in this Section 11.

SECTION 12.  Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

The Seller and the Purchaser agree that with respect to any Mortgage Loan Package, the Purchaser may effect no more than three (3) Whole Loan Transfers and/or Pass-Through Transfers; provided, however, the Purchaser agrees to use commercially reasonable efforts not to effect a Whole Loan Transfer or a Pass-Through Transfer if the aggregate outstanding principal balance of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is less than $10,000,000.

With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Purchaser, Seller agrees:

(1)

to cooperate fully with Purchaser and any prospective purchaser with respect to all reasonable requests, and due diligence procedures, including but not limited to providing statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 below as shall be reasonably requested by the Purchaser,;

(2)

to execute all Reconstitution Agreements provided that (i) such Reconstitution Agreements are reasonably acceptable to the Seller, and (ii) each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein, and (iii) such Reconstitution Agreement does not materially diminish Seller’s rights or materially increase Seller’s responsibilities under this Agreement;

(3)

with respect to any Mortgage Loan that is subject to a Whole Loan Transfer or a Pass-Through Transfer (a) the Seller shall make the representations and warranties regarding such Mortgage Loan contained herein only as of the related Closing Date, and (b) which occurs within twelve months of the Closing Date for such Mortgage Loan, the Seller shall restate the representations and warranties regarding the Seller set forth in Subsection 7.01 as of the date of such Whole Loan Transfer or Pass-Through Transfer;

(4)

to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its most recently publicly disclosed mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser and any additional information which the Seller is capable of providing without unreasonable effort or expense; provided however, that the Purchaser, shall indemnify and hold harmless the Seller, each affiliate designated by the Seller and each person who controls the Seller or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information not provided by the Seller pursuant to this Subsection 12(4), any untrue statement or alleged untrue statement of a material fact contained in any information in the related offering documents, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Seller shall indemnify and hold harmless the Purchaser, each affiliate designated by the Purchaser and each person who controls the Purchaser or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information provided by the Seller pursuant to this Subsection 12(4), any untrue statement or alleged untrue statement of a material fact contained in any information in the related offering documents, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(5)

to deliver to the Purchaser, and to any Person designated by the Purchaser, such in-house opinions of counsel as are customarily delivered by originators or servicers of mortgage loans, as the case may be, in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser; and

(6)

to reasonably cooperate with the Purchaser and any prospective purchaser with respect to the preparation of Mortgage Loan Documents and such other documents, and with respect to the servicing of the Mortgage Loans in accordance with the requirements from time to time of the rating agencies rating a Whole Loan Transfer or Pass-Through Transfer, the credit enhancers providing credit enhancement thereon and the requirements of the Purchaser's shelf registration statement.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.  In connection with the sale or transfer of any MERS Mortgage Loan, the Seller shall cause MERS to designate on the MERS System the assignee (or the related trust, for the benefit of the related certificateholders) or its designee as the beneficial holder of such Mortgage Loan

SECTION 13.  The Seller.

Subsection 13.01.  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.  Notwithstanding the foregoing, the Purchaser shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to (a) actions or inactions of the Seller which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations under this Agreement, including the provisions of Subsection 13.03.  Each party to this Agreement shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans.  Upon the prior written consent of Purchaser, which consent shall not be unreasonably withheld, the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.  The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is related to the Seller's indemnification pursuant to Section 7; or the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

Subsection 13.02.  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 13.03.  Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by the Seller shall occur and shall not have been remedied within the time limits set forth in Section 14 of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office.  To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide the Seller with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the Investor Accounting Department at the Seller receives such notice; and (ii) immediately complete, sign and return to the Seller any document reasonably requested by the Seller to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by the Seller.  The Purchaser further agrees that the Seller shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence.  The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Subsection 13.04.  Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller.  Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.  No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.05.  No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this Section, Seller shall not either assign this Agreement or the servicing hereunder or delegate a substantial portion of its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld; provided, however, the Seller may, with prior notice but without Purchaser’s consent, assign its rights and obligations as servicer hereunder to an entity if (i) such entity is directly or indirectly owned or controlled by the Seller, (ii) such entity shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Seller, and (iii) the Seller guaranties the performance by such entity of all obligations hereunder.  Nothing in this Agreement shall prohibit or limit the right of the Seller to assign the servicing rights hereunder to Countrywide Home Loans Servicing LP.

SECTION 14.  Default.

Subsection 14.01.  Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing:

(i)

any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)

failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or by the Custodian; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)

the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)

the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

failure by the Seller to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremedied for a period of thirty (30) days; or

(vii)

the Seller ceases to meet the qualifications of a FNMA or FHLMC seller/servicer and the failure to meet such qualifications continues unremedied for a period of thirty (30) days;

(viii)

the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate a substantial portion of its duties hereunder; or

(ix)

the Seller fails to duly perform, within the required time period, its obligations under Sections 11.25 and 11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On or after the receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16.  Upon written request from the Purchaser, the Seller shall prepare, execute and deliver any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense.  The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Subsection 14.02.  Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15.  Termination.

Subsection 15.01.  Termination.

The respective obligations and responsibilities of the Seller shall terminate upon:  (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing or (iii) the repurchase by the Seller of all outstanding Mortgage Loans and REO Property at a price equal to (a) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (b) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the Fair Market Value of the REO Property at the time of repurchase.

The right of the Seller to repurchase all outstanding Mortgage Loans pursuant to (iii) above shall be conditional upon the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such repurchase aggregating less than 10% of the aggregate Stated Principal Balances of the Mortgage Loans on the related Cut-off Date.

Subsection 15.02.  Termination Without Cause.

The Purchaser may, at its sole option, terminate any rights the Seller may have hereunder, without cause, upon sixty (60) days prior written notice.  Any such notice of termination shall be in writing and delivered to the Seller as provided in Section 16 of this Agreement.  In the event of such termination, the Seller shall be entitled to the Termination Fee.

SECTION 16.  Successor to the Seller.

Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Subsection 15.01(ii) or 15.02, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a net worth of not less than $15,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree.  In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01, 7.02, 7.03 and 7.04 and the remedies available to the Purchaser thereunder, it being understood and agreed that the provisions of such Subsection 7.01, 7.02, 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement.  In connection with any such resignation or removal of Seller, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with such successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The Seller shall file or cause to be filed any such assignment in the appropriate recording office.  The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.   Any termination of this Agreement pursuant to Subsection 13.04, 14.01, 15.01, or 15.02 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds.  The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller.  The successor shall make arrangements at the time of transfer of the servicing responsibilities to the successor servicer to reimburse the Seller for amounts the Seller actually expended pursuant to this Agreement (provided that the Seller shall provide the successor servicer with written evidence of such amounts) which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

SECTION 17.  Financial Statements.

The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Seller's parent company, Countrywide Financial Corporation ("CFC") for the most recently completed three (3) fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition of CFC at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations.  The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large).  The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser, upon request, copies of the statements specified above.  The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 19.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)

if to the Seller:

Countrywide Home Loans, Inc.

4500 Park Granada,

Calabasas, California  91302

Attn:  Celia Coulter

(ii)

if to the Purchaser:

Greenwich Capital Financial Products, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attn:  Mortgage Finance; Structured Transactions

or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.   To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22.  Governing Law.

The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by Federal law.

SECTION 24.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser.  This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the consent of the Purchaser.  The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide.  Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package.  Any trust to which Mortgage Loans may be transferred pursuant to Section 12 hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

SECTION 25.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)

references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)

the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)

the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 28.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.   The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  The Purchaser, upon request of Seller, shall use its best efforts to deliver, or cause to be delivered, a computer disk containing this Agreement to the Seller if such disk is readily accessible to the Purchaser or its counsel.

SECTION 29.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 31.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in accordance with Section 10 hereof in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 32.  Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Purchaser's expense on direction of the Purchaser accompanied by an Opinion of Counsel, also prepared at the Purchaser's expense, to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GREENWICH CAPITAL FINANCIAL

PRODUCTS, INC.

(Purchaser)

By:

Name:

Title:

COUNTRYWIDE HOME LOANS, INC.

(Seller)

By:

Name:

Title:

STATE OF CONNECTICUT

)

)ss:

COUNTY OF FAIRFIELD

)

On the ____ day of ________, 200_ before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be a ____________________ of Greenwich Capital Financial Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF                             )

)ss:

COUNTY OF                         )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT 7

CUSTODIAL ACCOUNT LETTER AGREEMENT

___________, 200_

To:

the "Depository")

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "Countrywide Home Loans, Inc. in trust for the Purchaser."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

Depository

By:

Name:

Title:

Date:

EXHIBIT 8

ESCROW ACCOUNT LETTER AGREEMENT

_____________, 200_

To:

(the "Depository")

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number _______________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

Depository

By:

Name:

Title:

Date:

EXHIBIT 9

SERVICING ADDENDUM

Section 11.01

Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser's consent.  The Seller may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty (180) days if the Mortgagor is in default or the Seller determines in its reasonable discretion that default is imminent and if the Seller determines that granting such forbearance or suspension is in the best interest of the Purchaser.  In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, the Seller shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to, as the case may be, such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 11.19.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Seller.

Section 11.02

Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Seller will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable.  To that end, the Seller shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.03

Realization Upon Defaulted Mortgage Loans.

The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Primary Mortgage Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05.  The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings.  Such notice may be contained in the reports prepared by the Seller and delivered to Purchaser pursuant to the terms and conditions of this Agreement.  In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 11.05.

The Seller, in its sole discretion, shall have the right to purchase for its own account any Mortgage Loan which is ninety-one (91) days or more delinquent at the Repurchase Price; provided, however that the Seller shall not be entitled to exercise such purchase if the delinquency is caused directly or indirectly by an act or omission of the Seller which would constitute a breach or violation of its obligations hereunder.  Any such purchase by the Seller shall be accomplished by deposit in the Custodial Account the amount of the purchase price stated in the preceding sentence, after deducting therefrom any amounts received in respect of such purchased Mortgage Loan and being held in the Custodial Account for future distribution.

Section 11.04

Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible Accounts.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit 7 to this Agreement.  A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Seller shall deposit in the Custodial Account within two (2) Business Days of receipt, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)

all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)

all proceeds from a Cash Liquidation;

(iv)

all Primary Mortgage Insurance Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.08, 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

(v)

all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller's normal servicing procedures, the Mortgage Loan Documents or applicable law;

(vi)

any Monthly Advances;

(vii)

all proceeds of any Mortgage Loan repurchased in accordance with Sections 7.03 and 11.03, and any amount required to be deposited by the Seller in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the Deleted Mortgage Loans as required pursuant to Section 7.03;

(viii)

any amounts required to be deposited by the Seller pursuant to Section 11.10 in connection with the deductible clause in any blanket hazard insurance policy such deposit shall be made from the Seller's own funds, without reimbursement therefor;

(ix)

the Prepayment Interest Shortfall Amount, if any, for the month of distribution, such deposit shall be made from the Seller's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(x)

any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13; and

(xi)

any amounts required to be deposited in the Custodial Account pursuant to Section 11.01, 11.14, 11.22 or 11.23.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties (except as otherwise set forth in a Purchase Price and Terms Letter) with respect to any Mortgage Loan Package, and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Seller in the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iv).

If the balance on deposit in the Custodial Account were to exceeds the insured amount limits of an FDIC insured account as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the related Custodial Account all amounts in excess of the FDIC insurance limits and deposit such amounts in another account that constitutes an Eligible Account pursuant to clause (i) or (ii) of the definition of Eligible Account.

Section 11.05

Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)

to make payments to the Purchaser in the amounts and in the manner provided for in Section 11.17;

(ii)

to reimburse itself for Monthly Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940) which represent Late Collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 7.03, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans; provided that the Seller may reimburse itself from any funds in the Custodial Account for Monthly Advances which it has determined are nonrecoverable advances or if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

(iii)

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds (or to amounts received on the Mortgage Loans only in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940) from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Seller may reimburse itself from any funds in the Custodial Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

(iv)

to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fees from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v)

to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined;

(vi)

to clear and terminate the Custodial Account upon the termination of this Agreement;

(vii)

to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a nonrecoverable Monthly Advance; and

(viii)

to reimburse itself for any amounts deposited in the Custodial Account in error.

Section 11.06

Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit 8 to this Agreement.  A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Seller shall deposit in the Escrow Account or Accounts within two (2) Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.  The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 11.07

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement.  As part of its servicing duties, the Seller shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 11.08

Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller will maintain in full force and effect, a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in Section 7.02(xxxi), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required.  Such coverage will be maintained until the Updated Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained, unless state law provides that the Mortgagor may elect to cancel. The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that is FNMA or FHLMC approved.  The Seller shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.22, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy.  If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

Section 11.09

Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time.  The Seller shall promptly notify the Purchaser that such transfer has been made.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 11.10

Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the unpaid principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.  The Seller shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05.  It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller.  The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 11.11

Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a blanket policy issued by an issuer that has a Best rating of A+:XV insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 11.12

Fidelity Bond; Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 11.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Selling Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.  The Seller shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

Section 11.13

Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller for the benefit of the Purchaser, or in the event the Seller is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller from an attorney duly licensed to practice law in the state where to REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser within five (5) Business Days of the Purchaser's request therefor.  The Seller shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser.  With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a Custodial Account for the REO Properties in the form of a non-interest bearing demand account which shall be an Eligible Account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner.  The Seller shall deposit or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including (i) the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and (ii) either (A) the fees of any managing agent acting on behalf of the Seller or (B) in the event that the Seller is managing the REO Property, then the related Servicing Fee.  The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the Custodial Account.  On or before each Determination Date, the Seller shall withdraw from the Custodial Account and deposit into the Custodial Account the net income from the REO Properties on deposit in the Custodial Account.

The Seller shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operation statement shall be accompanied by such other information as the Purchaser shall reasonably request.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title to such REO Property has been obtained, unless the Seller determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one (1) year is permitted under this Agreement and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 11.17.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall maintain separate records and reports with respect to the funds received and distributed on an REO Property by REO Property basis.

Section 11.14

Notification of Adjustments.

With respect to each Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, such selection shall be in compliance with the terms of the related Mortgage Note.  The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Seller shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  Upon the discovery by the Seller, or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Section 11.15

MERS Registration.

The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its best judgement to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Section 11.17

Distributions.

On each Remittance Date, the Seller shall distribute to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.19, minus (iii) any amounts attributable to Principal Prepayments received after the Principal Prepayment Period, and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.  It is understood that, by operation of Section 11.04, the remittance on the initial Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 11.18

Statements to the Purchaser.

Not later than each Remittance Date, the Seller will furnish to the Purchaser by any electronic medium the information shown in  Exhibit 11, provided that such information shall be in a form useful to the Purchaser.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller will furnish to the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 11.19

Monthly Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

The Seller's obligation to make such advances as to any Mortgage Loan will continue through the earliest of:  (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided, however, that if requested by a Rating Agency (hereinafter defined) in connection with a Pass-Through Transfer, the Seller shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property.  In no event shall the Seller be obligated to make an advance under this Section 11.19 if at the time of such advance it deems such advance to be nonrecoverable.  If the Seller determines that an advance is nonrecoverable, the Seller shall deliver to the Purchaser an Officer's Certificate of the Seller to the effect that an officer of the Seller has reviewed the related Mortgage File and has made the reasonable determination that any previous and any additional advances are nonrecoverable.  For the purposes of this paragraph, "Rating Agency" shall mean Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Services, Inc. or any other statistical credit rating agency.

Section 11.20

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.18, with respect to any REO Property, the Seller shall furnish to the Purchaser on request a statement covering the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement free of cost.  Such statement shall be accompanied by such additional information as the Purchaser shall reasonably request.  The cost of producing such additional information shall be borne by the Purchaser requesting it.

Section 11.21

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property which report may be included with any other reports prepared by Seller and delivered to Purchaser pursuant to the terms and conditions of this Agreement.

Section 11.22

Assumption Agreements.

The Seller will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 11.22, the Seller, with the prior written consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures employed by the Seller for similar mortgage loans originated in accordance with the guidelines attached hereto as Exhibit B serviced by the Seller for its own account.  With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed.  The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the unpaid principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this Section 11.22, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 11.23

Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser.  Upon receipt of such certification and request, the Purchaser or its designee shall within five (5) Business Days release the related Mortgage Loan Documents to the Seller and the Seller shall prepare and process any satisfaction or release.  With respect to any MERS Mortgage Loan, the Seller is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Seller shall maintain the Fidelity Bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser or Purchaser's designee of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the Purchaser or its designee to the Seller.  Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Section 11.24

Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller's Servicing Fees.  Additional servicing compensation in the form of assumption fees, as provided in Section 11.22, prepayment penalties (except as otherwise set forth in a related Purchase Price and Terms Letter with respect to any Mortgage Loan Package), and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account.  The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 11.25

Statement as to Compliance.

(a)

The Seller will deliver to the Purchaser On or before March 15, 2004, and March 1 of each year thereafter, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)

With respect to any Loans that are subject to a Pass-Through Transfer or other securitization transaction, to the extent that either of the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”), or any related depositor (a “Depositor”) is required under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to prepare and file a certification pursuant to Section 302 of the Sarbanes-Oxley Act, on or before March 15, 2004, and March 1 of each year thereafter, an officer of the Seller shall execute and deliver an Officer’s Certificate to such Purchaser, Master Servicer, or Depositor, as the case may be, for the benefit of such entity and such entity’s affiliates and the officers, directors and agents of such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit 13.

(c)

The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.25 or  Section 11.26, or the bad faith or willful misconduct of the Seller in connection therewith; provided, however, that the Seller shall not be obligated to indemnify or hold harmless any Indemnified Party from or against  any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon the negligence, bad faith or willful misconduct of such Indemnified Party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.25, or Section 11.26, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.26

Independent Public Accountants’ Servicing Report.

On or before March 15, 2004, and March 1 of each year thereafter, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

Section 11.27

Reserved.

Section 11.28

Purchaser's Right to Examine Seller Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.